UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 12, 2017

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2017, Balchem Corporation (the “Company”) announced that Terry Coelho has been appointed Chief Financial Officer of the Company, effective October 23. William Backus, the Company’s current Chief Financial Officer, will continue to serve as the Company’s Chief Accounting Officer, effective October 23, 2017. Additionally, Frank Fitzpatrick, Vice President of Administration, has notified the Company of his intent to retire as of December 31, 2017.

Terry Coelho, age 56, joins the Company from Diversey, Inc., where she was Chief Operating Officer since September 2017.  Prior to that role, Ms. Coelho was Vice President Finance and Global Commercial Excellence for Diversey Care, a division of Sealed Air Corporation, from February 2016 to September 2017 and Vice President Finance for Diversey Care from October 2014 to February 2016.   Diversey Care is a provider of solutions for cleaning and hygiene, including food safety and infection prevention.  Prior to joining Diversey Care, Ms. Coelho was the Global Head of Oncology Development Finance for Novartis Pharmaceuticals Corporation, a multinational pharmaceutical company, from March 2010 to October 2014.  Ms. Coelho has also held numerous roles of increasing responsibility with Novartis from 2007 through 2014 and with Mars Inc., a global manufacturer of confectionery, pet food and other food products, from 1987 to 2007.  She received her bachelor’s degrees in International Studies and Economics, Summa Cum Laude, from the American University School of International Service and an MBA from IBMEC in Brazil.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

In connection with the hiring of Ms. Coelho as Chief Financial Officer, the Company and Ms. Coelho have entered into an offer letter that outlines her responsibilities and compensation. The offer letter provides for a base salary of $375,000 and a one-time sign-on bonus of $50,000. The offer letter also provides that Ms. Coelho will be eligible to participate in the Company’s Long Term Incentive Plan with a target award level of 100% of her base salary. Ms. Coelho will also receive 3,000 shares of Company restricted stock, which will vest four years after the date of grant.

The foregoing summary of the offer letter does not purport to be a complete description and is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter with Terry Coelho dated October 3, 2017

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Frank Fitzpatrick
Frank Fitzpatrick, Vice President Administration

Dated: October 12, 2017